Exhibit 10


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements" and to the use of our reports (a) dated April 9, 2007, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company, (b) dated April 9, 2007, with respect to the statutory-basis financial statements of National Integrity Life Insurance Company, and (c) dated April 9, 2007, with respect to the financial statements of Separate Account I of National Integrity Life Insurance Company, in Post-Effective Amendment No. 31 to the Registration Statement (Form N-4 No. 033-56658) and Amendment No. 54 to the Registration Statement (Form N-4 No. 811-04846) and related Prospectuses and Statements of Additional Information of Separate Account I of National Integrity Life Insurance Company for the registration of the "GrandMaster flex3", "IQ(3) The SmartAnnuity," "IQ Advisor" and "ETF easyAnnuity" flexible premium variable annuities.


                                                               Ernst & Young LLP

Cincinnati, Ohio                                           /s/ Ernst & Young LLP
April 17, 2007